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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






     As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 16, 2001 appearing in the Security Associates International, Inc. Employee Stock Purchase Plan Annual Report on Form 11-K for the year ended December 31, 2000 to the Company's previously filed Registration Statement Number 0-20870. It should be noted that we have not audited any financial statements of the plan subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.





ARTHUR ANDERSEN LLP

Chicago, Illinois
March 28, 2001